Exhibit 32.1

CERTIFICATIONS OF PERIODIC REPORT

I, Gregory Trudel, President and CEO of Encision Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•	this amendment to our Quarterly Report on Form 10-Q of the Company for the three and nine months ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated: April 22, 2022
	By:	/s/ Gregory Trudel
Gregory Trudel President and CEO

I, Mala Ray, Controller and Principal Accounting Officer of Encision Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•	This amendment to our Quarterly Report on Form 10-Q of the Company for the three and nine months ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated: April 22, 2022
	By:	/s/ Mala Ray
Mala Ray Controller, Principal Accounting Officer and Principal Financial Officer